Shire Pharmaceuticals Group plc
Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP  UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com

                                                                Shire


11 June 2003

Shire Pharmaceuticals Group plc (the 'Company')

Share Repurchase

The Company announces that on 10 June 2003 it purchased for cancellation 197,500 of its ordinary shares of (pound)0.05 each at a price of 420.21p per share and 95,400 of its ordinary shares of (pound)0.05 each at a price of US$6.975 per share.


T May

Company Secretary

For further information please contact:

Gordon Ngan - Investor Relations                    +44 1256 894 160

Notes to editors

Shire Pharmaceuticals Group plc
Shire Pharmaceuticals Group plc (Shire) is a rapidly growing international emerging pharmaceutical company with a strategic focus on four therapeutic areas
- central nervous system disorders (CNS), gastrointestinal (GI), oncology, and anti-infectives. Shire also has three platform technologies: advanced drug delivery, lead optimization for small molecules and Biologics. Shire's core strategy is based on research and development combined with in-licensing and a focus on eight key pharmaceutical markets.

For further information on Shire, please visit the Company's website: www.shire.com